EXHIBIT 99.1

The Joint Corp. Reports First Quarter 2024 Financial Results

- Grew Q1 2024 Revenue 5%, System-wide Sales 9%, and System-wide Comp Sales 3% vs. Q1 2023 -
- Opened 23 Franchised Clinics, Increasing Clinic Count to 954 at March 31, 2024 -
- Sold 15 Franchise Licenses, Tripling Sales Compared to Q4 2023 -

SCOTTSDALE, Ariz., May 2, 2024 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended March 31, 2024.

Financial Highlights: Q1 2024 Compared to Q1 2023
•Grew revenue 5% to $29.7 million.
•Recorded operating income of $1.1 million, compared to operating loss of $653,000.
•Reported net income of $947,000, compared to $2.3 million, including the receipt of the employee retention credits of $3.9 million in Q1 2023.
•Increased system-wide sales1 9% to $126.3 million.
•Reported system-wide comp sales2 of 3%.
•Reported Adjusted EBITDA of $3.5 million, compared to $2.0 million.
•Sold 15 franchise licenses, compared to 17 in Q1 2023 and five in Q4 2023.
•Expanded total clinic count to 954, up from 935 clinics at December 31, 2023.
◦819 franchised clinics at March 31, 2024: Opened 23 and closed four during Q1 2024.
◦135 company-owned or managed clinics at March 31, 2024.

“With the vision to be the Champions of Chiropractic, we began 2024 focused on increasing new patient counts, improving existing patient engagement and refranchising the vast majority of our corporate portfolio, and we are making solid progress,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “In the first quarter, we grew revenue and improved bottom-line year-over-year. In addition, we tripled franchise license sales compared to the fourth quarter of 2023. The majority of buyers are new to The Joint, validating our franchise concept. We continued our refranchising negotiations with multiple qualified franchisees. In fact, the strong interest in larger, more complex transactions led us to identify an investment bank specializing in refranchising. We believe working with an expert will help ensure we select the best franchisees, accelerate the process and create value for all of our stakeholders.”

Financial Results for First Quarter Ended March 31, 2024 Compared to March 31, 2023
Revenue was $29.7 million in the first quarter of 2024, compared to $28.3 million in the first quarter of 2023. The increase reflects a greater number of franchised and corporate clinics and continued organic growth. Cost of revenue was $2.7 million, compared to $2.5 million in the first quarter of 2023, reflecting the associated higher regional developer royalties and commissions.

Selling and marketing expenses were $3.9 million, down 7%, reflecting the timing of advertising spend. Depreciation and amortization expenses decreased 37% for the first quarter of 2024, as compared to the prior year period, primarily due to the impact of corporate clinics that are being held for sale in connection with the refranchising efforts.

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1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

General and administrative expenses were $20.3 million, compared to $20.0 million in the first quarter of 2023, reflecting the lower rent for corporate clinics held for sale as well as cost control initiatives offsetting the majority of increased expense to support more clinics.

Loss on disposition or impairment was $362,000, related to the quarterly impairment analysis of clinics held for sale as part of the refranchising efforts, compared to $65,000 in the first quarter of 2023. Operating income was $1.1 million, compared to operating loss of $653,000 in the first quarter of 2023.

Income tax expense was $179,000, compared to $842,000 in the first quarter of 2023. Net income was $947,000, or $0.06 per diluted share. This compares to net income of $2.3 million, including the receipt of the employee retention credits of $3.9 million, or $0.16 per diluted share, in the first quarter of 2023.

Adjusted EBITDA was $3.5 million, compared to $2.0 million the first quarter of 2023.

Balance Sheet Liquidity
Unrestricted cash was $18.7 million at March 31, 2024, compared to $18.2 million at December 31, 2023, reflecting cash flow from operations partially offset by the repayment of the line of credit.

2024 Guidance
The company reiterated all elements of its guidance.

•2024 System-wide sales are expected to be between $530 and $545 million dollars, compared to $488.0 million dollars in 2023.
•System-wide comp sales for all clinics open 13 months or more are expected to be in the mid-single digits in 2024.
•2024 new franchised clinic openings, excluding the impact of refranchised clinics, are expected to be between 60 and 75, compared to 104 in 2023.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, May 2, 2024 to discuss the first quarter 2024 financial results. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing (833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and will be available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 8179924.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs and other income related to employee retention credits.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this press release include, among others, our vision to be the Champions of Chiropractic; our belief that we are making solid progress in 2024 with respect to increasing new patient count, improving existing patient engagement and refranchising the vast majority of our corporate portfolio; our belief that since a majority of buyers are new to The Joint, it validates our franchise concept; our belief that working together with Capstone Capital will help ensure we select the best franchisees, derive the appropriate value for our high-quality clinics and create value for all of our stakeholders; and our expectations for 2024 system-wide sales, system-wide comp sales, and new franchised clinic openings, excluding the impact of refranchised clinics. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, which has increased our costs and which could otherwise negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance for millions of patients seeking pain relief and ongoing wellness. With over 900 locations nationwide and more than 13 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Consistently named to Franchise Times "Top 500+ Franchises" and Entrepreneur's "Franchise 500" lists and recognized by FRANdata with the TopFUND award, as well as Franchise Business Review's "Top Franchise for 2023," "Most Profitable Franchises" and "Top Franchises for Veterans" ranking, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

THE JOINT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$18,742,884	$18,153,609
Restricted cash	923,958	1,060,683
Accounts receivable, net	3,265,800	3,718,924
Deferred franchise and regional development costs, current portion	1,046,156	1,047,430
Prepaid expenses and other current assets	2,926,719	2,439,837
Assets held for sale	17,726,238	17,915,055
Total current assets	44,631,755	44,335,538
Property and equipment, net	10,303,746	11,044,317
Operating lease right-of-use asset	12,214,619	12,413,221
Deferred franchise and regional development costs, net of current portion	5,016,644	5,203,936
Intangible assets, net	4,573,725	5,020,926
Goodwill	7,226,701	7,352,879
Deferred tax assets ($1.1 million and $1.1 million attributable to VIEs as of March 31, 2024 and December 31, 2023)	960,621	1,031,648
Deposits and other assets	755,743	748,394
Total assets	$85,683,554	$87,150,859

THE JOINT CORP.
CONSOLIDATED BALANCE SHEETS (CONT)

	March 31, 2024	December 31, 2023
LIABILITIES AND STOCKHOLDERS' EQUITY	(unaudited)
Current liabilities:
Accounts payable	$1,281,198	$1,625,088
Accrued expenses	1,964,005	1,963,009
Co-op funds liability	923,958	1,060,683
Payroll liabilities ($1.0 million and $0.7 million attributable to VIEs as of March 31, 2024 and December 31, 2023)	4,511,015	3,485,744
Operating lease liability, current portion	3,750,477	3,756,328
Finance lease liability, current portion	25,763	25,491
Deferred franchise fee revenue, current portion	2,528,468	2,516,554
Deferred revenue from company clinics ($1.6 million and $1.6 million attributable to VIEs as of March 31, 2024 and December 31, 2023)	4,603,602	4,463,747
Upfront regional developer fees, current portion	340,040	362,326
Other current liabilities	585,110	483,249
Liabilities to be disposed of ($3.7 million and $3.6 million attributable to VIEs as of March 31, 2024 and December 31, 2023)	12,832,986	13,831,863
Total current liabilities	33,346,622	33,574,082
Operating lease liability, net of current portion	10,606,889	10,914,997
Finance lease liability, net of current portion	31,471	38,016
Debt under the Credit Agreement	—	2,000,000
Deferred franchise fee revenue, net of current portion	13,316,975	13,597,325
Upfront regional developer fees, net of current portion	940,662	1,019,316
Other liabilities ($1.2 million and $1.2 million attributable to VIE as of March 31, 2024 and December 31, 2023)	1,235,241	1,235,241
Total liabilities	59,477,860	62,378,977
Commitments and contingencies (Note 10)
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,968,547 shares issued and 14,935,716 shares outstanding as of March 31, 2024 and 14,783,757 shares issued and 14,751,633 outstanding as of December 31, 2023	14,967	14,783
Additional paid-in capital	47,991,362	47,498,151
Treasury stock 32,831 shares as of March 31, 2024 and 32,124 shares as of December 31, 2023, at cost	(867,037)	(860,475)
Accumulated deficit	(20,958,598)	(21,905,577)
Total The Joint Corp. stockholders' equity	26,180,694	24,746,882
Non-controlling Interest	25,000	25,000
Total equity	26,205,694	24,771,882
Total liabilities and stockholders' equity	$85,683,554	$87,150,859

THE JOINT CORP.
CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Revenues from company-owned or managed clinics	$17,537,504	$17,127,957
Royalty fees	7,587,547	6,866,023
Franchise fees	655,873	754,425
Advertising fund revenue	2,166,473	1,952,406
Software fees	1,386,776	1,210,005
Other revenues	387,993	390,004
Total revenues	29,722,166	28,300,820
Cost of revenues:
Franchise and regional development cost of revenues	2,341,765	2,140,835
IT cost of revenues	374,311	333,850
Total cost of revenues	2,716,076	2,474,685
Selling and marketing expenses	3,886,113	4,160,244
Depreciation and amortization	1,403,906	2,215,055
General and administrative expenses	20,263,692	20,038,476
Total selling, general and administrative expenses	25,553,711	26,413,775
Net loss on disposition or impairment	362,103	65,469
Income (loss) from operations	1,090,276	(653,109)
Other income, net	35,630	3,821,162
Income before income tax expense	1,125,906	3,168,053
Income tax expense	178,927	841,889
Net income	$946,979	$2,326,164
Earnings per share:
Basic earnings per share	$0.06	$0.16
Diluted earnings per share	$0.06	$0.16
Basic weighted average shares	14,801,354	14,566,185
Diluted weighted average shares	15,011,286	14,861,734

THE JOINT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net income	$946,979	$2,326,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,403,906	2,215,055
Net loss on disposition or impairment (non-cash portion)	362,103	65,469
Net franchise fees recognized upon termination of franchise agreements	(39,456)	(73,095)
Deferred income taxes	71,027	733,390
Stock based compensation expense	493,395	266,210
Changes in operating assets and liabilities:
Accounts receivable	453,124	385,629
Prepaid expenses and other current assets	(487,954)	(1,370,390)
Deferred franchise costs	201,718	(27,255)
Deposits and other assets	(7,349)	801
Assets and liabilities held for sale, net	(911,166)	—
Accounts payable	(348,824)	(1,189,662)
Accrued expenses	996	818,784
Payroll liabilities	1,025,270	1,540,498
Deferred revenue	(102,277)	437,838
Upfront regional developer fees	(100,940)	(47,116)
Other liabilities	(150,222)	(57,727)
Net cash provided by operating activities	2,810,330	6,024,593

Cash flows from investing activities:
Proceeds from sale of clinics	50,100	—
Purchase of property and equipment	(395,046)	(1,200,215)
Net cash used in investing activities	(344,946)	(1,200,215)

Cash flows from financing activities:
Payments of finance lease obligation	(6,272)	(6,011)
Purchases of treasury stock under employee stock plans	(6,562)	(2,637)
Proceeds from exercise of stock options	—	138,457
Repayment of debt under the Credit Agreement	(2,000,000)	—
Net cash provided by (used in) financing activities	(2,012,834)	129,809

Increase in cash, cash equivalents and restricted cash	452,550	4,954,187
Cash, cash equivalents and restricted cash, beginning of period	19,214,292	10,550,417
Cash, cash equivalents and restricted cash, end of period	$19,666,842	$15,504,604

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2024	March 31, 2023
Cash and cash equivalents	$18,742,884	$14,773,225
Restricted cash	923,958	731,379
	$19,666,842	$15,504,604

THE JOINT CORP.
RECONCILIATION FOR GAAP TO NON-GAAP
(unaudited)

	Three Months Ended March 31,
	2024	2023

Non-GAAP Financial Data:
Net income	$946,979	$2,326,164
Net interest expense	(35,630)	49,725
Depreciation and amortization expense	1,403,906	2,215,055
Tax expense	178,927	841,889
EBITDA	2,494,182	5,432,833
Stock compensation expense	493,395	266,210
Acquisition related expenses	—	141,693
Loss on disposition or impairment	362,103	65,469
Restructuring costs	157,035	—
Other (income), net	—	(3,870,887)
Adjusted EBITDA	$3,506,715	$2,035,318